UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 Broadway, Suite 3700 - Denver, CO 80202 (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2008, Berry Petroleum Company (the “Company”) and Mr. Michael Duginski, Executive Vice-President and Chief Operating Officer, entered into an Employment Agreement (the “Employment Agreement”).  Mr. Duginski has been an employee of the Company since February 2002 and was named Executive Vice-President and Chief Operating Officer in September 2007.  The Employment Agreement provides for a three year term of employment and provides that the term of employment will thereafter be automatically renewed for successive one year terms unless cancelled by either the Company or Mr. Duginski upon six months notice.  The Employment Agreement confirms Mr. Duginski’s current annual salary of $320,000 and eligibility for a discretionary annual bonus with a range from 50% to 200% of the base salary per year.  In the event the Company terminates Mr. Duginski’s employment without cause, Mr. Duginski’s employment terminates due to death or disability, or Mr. Duginski terminates employment for good reason, any outstanding equity awards (“Equity Awards”) may immediately vest.

Additionally, in the event the Company terminates Mr. Duginski’s employment without cause, or Mr. Duginski terminates employment for good reason, Mr. Duginski will be entitled to severance in an amount equal to one and one-half times his (1) annual base salary, (2) highest annual bonus in the last two years, and (3) the then maximum annual Company matching contribution to the Company's 401(k) plan, plus certain other benefits for an eighteen month period.

In the event the Company terminates Mr. Duginski’s employment without cause, or Mr. Duginski terminates employment for good reason within two years after a change in control, as defined, Mr. Duginski will be entitled to the above benefits with respect to his Equity Awards, and enhanced severance representing a two and one-half times multiple of his (1) annual base salary, (2) highest annual bonus in the last two years, and continuing other benefits for periods of up to three years.  The Company also agrees to pay Mr. Duginski for any taxes on “parachute payments” imposed as a result of the foregoing benefits. If Mr. Duginski resigns or if the Company terminates his employment for cause, Mr. Duginski is not eligible for any separation benefits and will forfeit all unvested Equity Awards when his employment ends. The independent Directors acted unanimously to approve the Employment Agreement, upon the recommendation of the Compensation Committee, as an inducement and incentive to Mr. Duginski to continue in his employment with the Company. A copy of the Employment Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02  Termination of A Material Definitive Agreement

On November 19, 2008, as a result of including the same terms and conditions in the Employment Agreement described in Item 1.01 above, the Change in Control Severance Protection Agreement dated August 23, 2006 by and between the Company and Mr. Duginski (the form of which was filed as Exhibit 99.1 to the Company’s Form 8-K filed on August 24, 2006) was terminated.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

   10.1 Employment Agreement dated November 19, 2008 by and between Berry Petroleum Company and Michael Duginski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: November 20, 2008